Exhibit 4.6
EXECUTION VERSION
Joinder Agreement
     REGISTRATION RIGHTS AGREEMENT JOINDER (this “Joinder Agreement”) dated as of June 1, 2011, among GRIFOLS INC., a Virginia corporation (the “Company”), GRIFOLS, S.A., a company organized under the laws of the Kingdom of Spain (“Parent”) and the subsidiaries of Parent set forth on the signature pages hereto (the “Subsidiary Guarantors” and together with Parent, the “Guarantors”).
     WHEREAS, Giant Funding Corp. and Deutsche Bank Securities Inc., as representative of the Initial Purchasers named on Schedule 1 of the Purchase Agreement (the “Initial Purchasers”), heretofore executed and delivered a Registration Rights Agreement (“Registration Rights Agreement”), dated January 21, 2011, providing for the registration and exchange of the Securities (as defined therein); and
     WHEREAS, the Company, and each of the Guarantors, which was originally not a party thereto, has agreed to join in the Registration Rights Agreement on the Completion Date.
     Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.
     NOW, THEREFORE, the Company and each Guarantor hereby agrees for the benefit of the Initial Purchasers, as follows:
     1. Joinder. Each of the undersigned signatory parties hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this Joinder Agreement, and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties, indemnities and acknowledgments attributable to the Guarantors and/or the Company, as applicable, to such signatory party in the Registration Rights Agreement as if made by, and with respect to, such signatory party; and (iii) perform all obligations and duties required and be entitled to all the benefits of the Guarantors or the Company, as applicable, and of such signatory party pursuant to the Registration Rights Agreement.
     2. Representations and Warranties and Agreements of the Company and the Subsidiary Guarantors. Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transaction contemplated hereby and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms.
     3. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or via facsimile), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.
     4. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties to the Registration Rights Agreement.
     5. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     6. Applicable Law. This Joinder Agreement, and any claims, controversy or dispute arising under or related to this Joinder Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.

GRIFOLS INC.
By:	/s/ David Bell
	Name:	David Bell
	Title:	Vice President

GRIFOLS, SA
By:	/s/ Victor Grifols
	Name:	Victor Grifols
	Title:	Chairman and CEO

INSTITUTO GRIFOLS, S.A.
By:	/s/ Victor Grifols
	Name:	Victor Grifols
	Title:	President and CEO

GRIFOLS BIOLOGICALS INC.
By:	/s/ David Bell
	Name:	David Bell
	Title:	Vice President

BIOMAT USA INC.
By:	/s/ David Bell
	Name:	David Bell
	Title:	Chairman

MOVACO, S.A.
By:	/s/ Victor Grifols
	Name:	Victor Grifols
	Title:	Joint and Several Director

GRIFOLS ITALIA, S.P.A.
By:	/s/ Victor Grifols
	Name:	Victor Grifols
	Title:	Attorney-in-Fact

LABORATORIOS GRIFOLS, S.A.
By:	/s/ Victor Grifols
	Name:	Victor Grifols
	Title:	Joint and Several Director

GRIFOLS DEUTSCHELAND GMBH
By:	/s/ Ramon Riera
	Name:	Ramon Riera
	Title:	Managing Director

By:	/s/ Diego Nuñez
	Name:	Diego Nuñez
	Title:	Managing Director

DIAGNOSTIC GRIFOLS, S.A.
By:	/s/ Victor Grifols
	Name:	Victor Grifols
	Title:	Joint and Several Director

TALECRIS BIOTHERAPEUTICS INC.
By:	/s/ David Bell
	Name:	David Bell
	Title:	Vice President

TALECRIS PLASMA RESOURCES INC.
By:	/s/ David Bell
	Name:	David Bell
	Title:	Vice President